Exhibit 4.2

EAGLE SPINCO INC.

THIRD SUPPLEMENTAL INDENTURE

To the Indenture dated as of January 28, 2013

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of June 27, 2014 among RBS (U.S.A.) Limited (the “Guaranteeing Entity”), a Delaware corporation and subsidiary of Axiall Corporation, Eagle Spinco Inc., a Delaware corporation (the “Issuer”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of January 28, 2013, as supplemented by the First Supplemental Indenture, dated as of February 1, 2013, and the Second Supplemental Indenture dated as of December 30, 2013, among the Company, the guarantors party thereto and the Trustee (as supplemented, the “Indenture”) providing for the issuance of 4.625% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Company or any Guaranteeing Entity under the Notes, any Note Guarantees, the Indenture or this Third Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.

5.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.             COUNTERPARTS.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EAGLE SPINCO INC.

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Vice President

RBS (U.S.A.) LIMITED

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title	Treasurer

Signature Page to Eagle Spinco Third

Supplemental Indenture to 4.625% Notes

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Authorized Signatory